Exhibit 10.6
CCE SPINCO, INC.
2006 ANNUAL INCENTIVE PLAN
1. Purpose. The purpose of the plan is to provide performance-based incentive compensation to executive officers and other selected key executives of CCE SPINCO, Inc. (the “Company”) and its subsidiaries, which, as applicable, will not be subject to the executive compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).
2. Administration.
     2.1 The Committee. The plan will be administered by the compensation committee of the Company’s board of directors, or a committee of such other persons as the board of directors may appoint. Unless the board of directors determines otherwise, the members of the committee must be “outside directors” for purposes of 162(m) of the Code.
     2.2 Responsibility and Authority of the Committee. Subject to the provisions of the plan, the committee, acting in its discretion, will have responsibility and authority to (a) select the individuals who may participate in the plan, (b) prescribe the terms and conditions of each participant’s award and make amendments thereto, (c) determine whether and the extent to which performance goals have been met, (d) construe, interpret and apply the provisions of the plan and of any agreement or other document evidencing an award made under the plan, and (e) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the plan. In exercising its responsibilities, the committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate. The decision of the committee regarding any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.
     2.3 Manner of Exercise of Committee Authority. The Committee may delegate responsibilities with respect to the administration of the Plan to one or more officers of the Company or any of its subsidiaries, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility if and to the extent such delegation would cause an award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. The committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the plan to one or more members of the committee or to one or more officers of the Company.
     2.4 Indemnification. The Company shall indemnify and hold harmless each member of the board of directors and of the committee or any employee of the Company or any of its subsidiaries and affiliates who provides assistance with the administration of the plan or to whom a plan-related responsibility is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the board of directors), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.
3. Performance-Based Compensation Opportunities.
     3.1 General. Each award made under the plan will represent the right to receive incentive compensation upon the achievement of one or more performance objectives that are established by the committee and communicated to the recipient of the award by the 90th day of the applicable performance period or, if earlier, before 25% of the applicable performance period has elapsed. The committee will determine the performance period applicable to an award. Subject to the requirements of the plan and applicable law, each award will contain such other terms and conditions as the committee, acting in its discretion, may prescribe.
     3.2 Performance Criteria. Performance objectives may be based upon any one or more of the following criteria: revenue growth, operating income before depreciation and amortization and non-cash compensation expense (“OIBDAN”), OIBDAN growth, funds from operations, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, operating income and operating income growth, net earnings, earnings per share and per share growth, return on equity, return on assets, share price performance on an absolute basis and relative to an index, improvements in attainment of expense levels, implementing or completion of critical projects, or improvement in cash-flow (before or after tax).
     3.3 Performance Objectives. The amount, if any, payable to a participant with respect to an award will depend upon whether and the extent to which the performance objective(s) of the award are achieved during the applicable performance period. Performance objectives may be established on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The committee may establish different levels of payment under an award to correspond with different levels of achievement of performance objectives specified in the award. Awards may contain more than one performance objective; and performance objectives may be based upon multiple performance criteria. Multiple performance objectives contained in an award may be aggregated, weighted, expressed in the alternative or otherwise specified by the committee. The level or levels of performance specified with respect to a performance objective may be expressed in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the committee may determine. Notwithstanding anything to the contrary contained in the plan, the performance objectives under any award must be objective and must otherwise meet the requirements of Section 162(m) of the Code.
     3.4 Adjustments. The committee may reduce or eliminate an award made under the plan for any reason, including, without limitation, changes in the position or duties of a participant during or after a performance period, whether due to termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the plan and individual awards, the committee may make appropriate adjustments to the performance objectives and other terms of an award to properly reflect (a) a change in corporate capitalization; (b) a material or extraordinary corporate transaction involving the Company or a subsidiary, including, without limitation, a merger, consolidation, reorganization, spin-off, or the sale of a subsidiary or of the assets of a business or division (whether or not such transaction constitutes a reorganization within the meaning of Section 368(a) of the Code); (c) a partial or complete liquidation of the Company or a subsidiary, or (d) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the authority to make or the making of such adjustment would cause an award to fail to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
     3.5 Certification. Following the completion of the performance period applicable to an award, the committee shall determine and shall certify in writing whether and the extent to which the performance objective(s) under the award have been achieved, as well as the amount, if any, payable to the participant as a result of such achievement(s), which determination(s) and certification(s) shall be subject to and shall be made in accordance with the requirements of Section 162(m) of the Code.
     3.6 Payment of Amounts Earned. Subject to such deferral and/or other conditions as may be permitted or required by the committee, amounts earned under an award will be paid or distributed as soon as practicable following the committee’s determination and certification of such amounts.
     3.7 Maximum Annual Amount Payable to a Participant. Notwithstanding anything to the contrary contained herein, no individual may earn more than $15,000,000 in any calendar year pursuant to an award made to such individual under the plan.
4. Termination of Employment; Death. Unless the committee determines otherwise, no amount will be payable under an award made to a participant whose employment with the Company and its subsidiaries terminates (for any reason other than death) before the payment date of such award. If a participant dies before receiving payment of an amount earned under the plan, such payment will be made to the deceased participant’s designated beneficiary, if any, or, if none, to the deceased participant’s estate. No beneficiary designation shall be effective unless it is in writing and received by the committee prior to the participant’s death, and any such designation will supersede and be deemed a revocation of any prior beneficiary designation made by the participant.
5. Withholding Taxes. All amounts payable pursuant to the settlement of an award made under the plan are subject to applicable tax withholding. The Company and its subsidiaries shall withhold funds (or other property) from the payment of any such award and shall be entitled to take such other action with respect to other amounts that are or may become payable to the participant as may be necessary or appropriate in order to enable the Company and its subsidiaries to satisfy such tax withholding requirements.
6. No Implied Rights Afforded to Participants. No award and nothing contained in the plan or in any document relating to the plan shall confer upon an eligible employee or participant any right to continue as an employee of the Company or a subsidiary or constitute a contract or agreement of employment, or interfere in any way with the right of the Company and its subsidiaries to reduce such person’s compensation, to change the position held by such person or to terminate such person’s employment, with or without cause.
7. Non-transferability. No interest in or under an award made or a payment due or to become due under the plan may be assigned, transferred or otherwise alienated other than by will or the laws of descent and distribution, and any attempted assignment, alienation, sale, transfer, pledge, encumbrance, charge or other alienation of any such interest shall be void and unenforceable.
8. Amendment and Termination. The board of directors of the Company or the committee may amend the plan at any time and from time to time. Any such amendment may be made without approval of the Company’s stockholders unless and except to the extent such approval is required in order to satisfy the stockholder approval requirements of Section 162(m) of the Code. The Company’s board of directors may terminate the plan.
9. Unfunded Status of Awards. The plan is intended to constitute a bonus plan and not a pension other employee benefit plan or purposes of ERISA. The right of a participant (or beneficiary) to receive payment(s) under a plan award will constitute and be equivalent to the right of a general unsecured creditor of the Company (or the subsidiary by whom the participant is or was employed, as the case may be), whether or not a trust is created and funded in order to facilitate the payment of amounts due or to become due under the plan (including, for this purpose, any deferral arrangement made with respect to any such payment).
10. Miscellaneous.
     10.1 Governing Law. The plan and any award made under the plan will be subject to and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
     10.2 Section 162(m) of the Code. It is intended that amounts payable pursuant to awards made under the plan will constitute “qualified performance based compensation” and thus be exempt from the annual $1 million limitation on the deductibility of executive compensation. The plan and each award made under the plan will be interpreted, construed and applied accordingly.
     10.3 Effective Date. The plan is effective as of January 1, 2006. The plan will terminate on the date of the first annual meeting of the Company’s stockholders following December 31, 2006, unless the plan is approved by the Company’s stockholders at such meeting. The performance criteria specified in the plan shall be re-submitted for stockholder approval as and when required by Treasury Department regulations in order to ensure compliance with the stockholder approval requirements of Section 162(m) of the Code on an ongoing basis.